Exhibit 99.1

June 9, 2022
Callon Petroleum Company Announces Launch of $600 Million Senior Unsecured Notes Offering
HOUSTON, June 9, 2022 /PRNewswire/ -- Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that, subject to market and other conditions, it intends to offer $600 million aggregate principal amount of senior unsecured notes due 2030 (the “notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
The net proceeds from the offering, together with borrowings under the senior secured revolving credit facility, are expected to be used to redeem all $460.2 million of the Company’s existing 6.125% Senior Notes due 2024 (“2024 Notes”) and all $319.7 million of the Company’s existing 9.00% Second Lien Senior Secured Notes due 2025 (“Second Lien Notes”). The redemption price of the 2024 Notes is equal to 101.531% of the aggregate principal amount outstanding, plus accrued and unpaid interest to the applicable redemption date. The redemption price of the Second Lien Notes is equal to 100.000% of the aggregate principal amount outstanding, plus an applicable make-whole premium (resulting in a redemption price which we estimate, as of the date hereof, would be approximately 106.5%), plus accrued and unpaid interest to the applicable redemption date. This announcement is not an offer to purchase or a solicitation of an offer to sell the 2024 Notes or the Second Lien Notes, and it does not constitute a notice of redemption of the 2024 Notes or the Second Lien Notes.
The notes and the related guarantees to be offered have not been registered under the Securities Act or any state securities laws and unless so registered, the notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes and the related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.
This press release is being issued pursuant to Rule 135(c) under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes and the related guarantees or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Callon Petroleum Company
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration and development of high-quality assets in the leading oil plays of South and West Texas.
Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements including the words “believe,” “expect,” “may,” “will,” “forecast,” “outlook,” “assume,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, as of this date, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date of which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These statements are subject to a number of known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements including risks more fully discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.
For further information contact:
Kevin Smith
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200
SOURCE Callon Petroleum Company